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                                                                    EXHIBIT 10.3

[APAC CUSTOMER SERVICES LOGO]

APAC Customer Services, Inc.                        Phone 319-369-2900
425 Second Street SE - PO Box 3300                  Fax 319-399-2495
Cedar Rapids, IA 52406-3300                         www.apaccustomerservices.com

April 20, 1999

Linda R. Witte
821 W. Roscoe
Chicago IL 60657

Dear Linda:

     We are very happy that you have decided to join APAC. Your title will be Vice President and General Counsel and you will report to the President or another member of senior most management of APAC as shall be designated by APAC. As agreed, the following employment terms will apply:

     1.   Your starting base salary will be $220,000 on an annualized basis.

     2. You will be a participant in APAC's Incentive Bonus Plan with a forty percent (40%) of salary participation. Assuming that APAC meets its budgeted performance and you meet your individual and team performance goals, your 1999 Incentive Bonus would be $88,000 prorated for less than a full year of service.

     3. You will be entitled to the benefits, vacation and perquisites normally available to comparable level employees.

     4. You are being granted options to purchase thirty thousand (30,000) shares of APAC stock at an exercise price equal to the mean between the high and the low price at which APAC's common stock traded on the day you begin work at APAC as reported by Bloomberg Financial Markets, such options to be issued in the form of the option grant materials attached hereto. Notwithstanding the provisions of these option grant materials,

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[APAC CUSTOMER SERVICES LOGO]

Linda R. Witte
April 20, 1999
Page 2

          in the event that following or in connection with a "Change of Control" (as hereinafter defined) your employment with APAC terminates for "Good Reason" (as hereinafter defined), then all of your APAC stock options granted pursuant to this letter agreement shall then be fully vested.

          For purposes hereof, the term "Change of Control" as used herein, shall be deemed to have occurred when (i) the Company sells all or substantially all of its assets to an unrelated third party or (ii) a person or entity (other than Theodore G. Schwartz and/or trusts for the benefit of members of his family) obtains the control of a majority of the votes of the capital stock of the company (other than through revocable proxies).

          For purposes hereof, the term "Good Reason" shall mean any of (i) your dismissal from employment by APAC, other than for "cause" (as defined in our stock option grant materials), (ii) your voluntary resignation within ninety (90) days following (A) a material alteration in your title or responsibilities or (B) relocation of your office by more than twenty (20) miles from both your current personal residence and Deerfield, Illinois; provided, such voluntary resignation shall be upon no less than thirty (30) days prior written notice and the reasons specified therein are not cured during the thirty (30) day period immediately following such notice.

     5. You will sign a Restrictive Covenant Agreement (form attached) concurrent herewith.

     6. If you have not voluntarily resigned your employment or been terminated by APAC for "cause" prior to January 1, 2000, in addition to any Incentive Bonus payments to which you may be entitled, APAC shall pay to you a special one-time bonus of $40,000 within fourteen
          (14) days thereafter.

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[APAC CUSTOMER SERVICES LOGO]

Linda R. Witte
April 20, 1999
Page 3

     7. If APAC terminates your employment other than for "cause" or if you resign for "Good Reason", you will be entitled to severance benefits equal to twelve (12) months base salary to be paid in equal monthly installments over the twelve (12) month period immediately following such termination of employment.

     8.   Your employment will be full-time and best efforts.

     9. Your effective commencement date is June 1, 1999 or such other date as we shall mutually agree.

     10.  You will be based in our Deerfield, Illinois office.

     We are excited to have you join the team, and we look forward to working with you.

     Best personal regards.

                                                      Very truly yours,


                                                      /s/ Marc S. Simon
                                                      Marc S. Simon
                                                      President

Accepted by:


/s/ Linda R. Witte
-----------------------------
Linda R. Witte

Dated: April 21, 1999


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